UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 30, 2005

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THE MADONNA CORPORATION

(Name of Small Business issuer in its charter)

                   COLORADO

                    000-32445               98-0219157

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

7816 Calla Donna Place, Calgary, AB T2V 2R1

(Address of principal executive offices)

(403) 781-8349

(Registrant’s telephone number)

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Item 4.01  Changes in Registrant’s Certifying Accountant

On November 30, 2005, the registrant’s independent auditors, Amisano Hanson, Chartered Accountants were dismissed.  There are not now, nor have there ever been any disagreements with Amisano Hanson regarding any accounting or financial disclosure matters. A copy of the letter from Amisano Hanson to this effect is attached to this report as Exhibit 16:1

MacKay, LLP Chartered Accountants has been appointed the registrant’s new independent auditor.

The registrant has not consulted with MacKay, LLP on any accounting matters prior to its engagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADONNA CORPORATION

/S/ Lance Larsen

     Lance Larsen, Secretary/Treasurer

Date   November 30, 2005